Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Autozi Internet Technology (Global) Ltd. on Amendment No.3 to Form F-1 of our report dated January 18, 2023, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the combined balance sheets of Autozi Internet Technology (Global) Ltd. as of September 30, 2021 and 2022, the related combined statements of operations and comprehensive loss, changes in shareholders’ deficit and cash flows for the years ended September 30, 2021 and 2022, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum Asia CPAs LLP
Beijing, BJ
July 7, 2023

BEIJING OFFICE • Unit 2419-2422 • Kerry Center South Tower • 1 Guang Hua Road • Chaoyang District, Beijing • 100020

Phone 8610.8518.7992 • Fax 8610.8518.7993 • www.marcumasia.com